UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2011
THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South
Bloomington, Minnesota	55420

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 888-8801
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	On January 18, 2011, the Board of Directors of The Toro Company, upon recommendation of the Compensation & Human Resources Committee, adopted a new Change in Control Severance Compensation Policy, or CIC Policy, applicable to all of Toro’s executive officers, including its named executive officers. Adoption of the CIC Policy effectively terminated the change of control employment agreements between Toro and certain of its executive officers, as each officer voluntarily agreed to terminate such agreement in connection with becoming subject to the new CIC Policy.

Key changes incorporated into the CIC Policy include:
•	Replacing the modified “single trigger” included in the change in control employment agreements with a “double trigger” for severance payments;

•	Decreasing the multiple of base salary and annual cash incentive award to be paid as severance in the event of a termination in connection with a change in control from three times to two times for all executives, except for the Chief Executive Officer;

•	Decreasing the amount of the annual cash incentive award to be used in calculating the severance payment from the highest annual cash incentive award over the last three fiscal years to the current target annual cash incentive award;

•	Reducing the payout of any performance share awards in connection with the change in control from maximum levels of performance to target;

•	Eliminating additional “gross-up” payments;

•	Eliminating the additional three years of retirement plan benefits;

•	Requiring as a condition to receiving change in control severance benefits the execution by the executive of a release substantially in the form attached to the CIC Policy; and

•	Tightening the change in control definition to increase the acquisition of beneficial ownership percentage from 15% to 20%.
Under the CIC Policy, if an executive officer’s employment is terminated by Toro without just cause or if the executive officer terminates his or her employment for good reason within three years after a change in control of Toro, or if such termination occurs at the request of a third party who had taken steps reasonably calculated to effect the change in control, the executive officer would be entitled to receive:
•	a lump sum cash severance payment equal to two times (or three times with respect to the Chief Executive Officer) the sum of the executive officer’s then current annual base salary and target annual cash incentive award;

•	a lump sum cash payment in an amount equal to the executive officer’s pro rated target annual cash incentive award for the fiscal year in which the termination date occurs, reduced by any amounts paid under the terms of the applicable incentive policy itself for the same period of time;

•	eligibility for continuation coverage under Toro’s medical, dental and other group health plans for a period of three years following the termination date and reimbursement for any costs incurred in securing such continuation coverage that are in excess of costs that would have been incurred by the executive immediately prior to his or her termination date to obtain such coverage; and

•	two years of outplacement services.
The foregoing benefits are in addition to amounts otherwise payable under any other compensation arrangements, including Toro’s stock-based incentive compensation plans, and are conditioned upon the execution by the executive of a release substantially in the form attached to the CIC Policy. Toro believes that its change in control arrangements, including the CIC Policy, are important because they provide its executive officers with retention incentives and additional monetary motivation to complete a transaction that the Board believes is in the best interests of Toro and its shareholders. Toro also believes that it is in best interest of Toro and its shareholders to assure that it will have the continued dedication of its executive officers, notwithstanding the possibility, threat or occurrence of a change in control, and that it is imperative to diminish the inevitable distraction of its executive officers by virtue of the personal uncertainties and risks, including personal financial risks, created by a pending or threatened change in control.

The foregoing description of the CIC Policy is a summary of the material terms of such policy, does not purport to be complete and is qualified in its entirety by reference to the complete text of the policy, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Certain terms used herein, including “just cause,” “good reason,” and “change in control” are defined in the CIC Policy.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits.

Exhibit No.	Description
10.1	The Toro Company Change in Control Severance Compensation Policy and attached form of Release (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY (Registrant)
Date: January 21, 2011	By	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

THE TORO COMPANY
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit Number	Description
10.1	The Toro Company Change in Control Severance Compensation Policy and attached form of Release (filed herewith)